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                       [LETTERHEAD OF DELOITTE & TOUCHE]

                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this amendment No. 3 to the Registration Statement of Telecomunicaciones de Puerto Rico, Inc. on Form S-4 of our report dated February 25, 1999 (March 2, 1999 as to Note 13) with respect to the combined financial statements of Puerto Rico Telephone Company and Celulares Telefonica, Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, and of our report dated October 7, 1999 with respect to the consolidated financial statements of Telecomunicaciones de Puerto Rico, Inc. and subsidiaries as of June 30, 1999 and for the period from March 2, 1999 through June 30, 1999, and the combined financial statements of Puerto Rico Telephone Company, Inc. and Celulares Telefonica, Inc. as of December 31, 1998, and for the period from January 1, 1999 to March 1, 1999, appearing in the Prospectus, which is part of this Registration Statement.


     We also consent to the reference to us under the heading "Experts" and to the reference to our firm in the introduction to the Selected Historical Financial and Operational Data.

Deloitte & Touche LLP
San Juan, Puerto Rico


October 26, 1999